 Exhibit (a)(1)(J)

AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY
For Common Stock
Ault Alliance, Inc.

Offer to Exchange up to 333,333,000 shares of its Common Stock (in 50 share increments)
for up to $66,666,667 aggregate liquidation preference of its
10.00% Series H Cumulative Redeemable Perpetual Preferred Stock

This form or one substantially equivalent hereto must be used by holders of shares of outstanding Class A Common Stock, par value $0.001 per share (the “Common Stock”), of Ault Alliance, Inc. (“Company” or “Ault Alliance”) who wish to tender their shares of Common Stock in exchange for 10.00% Series H Cumulative Redeemable Perpetual Preferred Stock (“Series H Preferred Stock”), with each 50 shares of Common Stock being exchangeable in the Offer for one share of Series H Preferred Stock having a liquidation preference of $10.00 per share of Series H Preferred Stock (an effective price of $0.20 per share of Common Stock) upon the terms and subject to the conditions set forth in the Second Amended and Restated Offer to Exchange (as amended and supplemented from time to time, the “Offer to Exchange”) and the related Offer materials (the “Offer”) in the event the holder’s shares of Common Stock are not immediately available or if such holder cannot deliver its shares and letter of transmittal (as amended and supplemented from time to time, the “Letter of Transmittal”) (and any other documents required by the Letter of Transmittal) to Computershare Trust Company, N.A. (the “Exchange Agent”) prior to one minute following 11:59 P.M (12:00 midnight), New York City time, on Wednesday May 17, 2023, unless extended by the Company (such date and time for the Offer, as the same may be extended, the “Expiration Date”) or if compliance with book entry transfer procedures cannot be effected on a timely basis.

This Notice of Guaranteed Delivery may be sent by mail to the Exchange Agent. Capitalized terms used but not defined herein have the meaning given to them in the Offer to Exchange.

The Exchange Agent for the Offer is

COMPUTERSHARE TRUST COMPANY, N.A.

If delivering via Registered or Overnight Mail

Computershare Trust Company, N.A.

Attn: Corporate Actions Voluntary Offer

150 Royall Street

Suite V

Canton, MA 02021

Via email:

canoticeofguarantee@computershare.com

If delivering via First Class Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011

If you have questions or need assistance, please contact Georgeson at 888-565-5423.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Offer to Exchange), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Signature Guarantee.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company shares of its Common Stock, upon the terms and subject to the conditions contained in the Offer to Exchange and the Letter of Transmittal, receipt of which is hereby acknowledged.

The Company urges all holders of shares of Common Stock to read the Offer to Exchange, including those sections that compare the rights, preferences, powers and privileges of the holders of Common Stock and the holders of Series H Preferred Stock.

The undersigned agrees that tenders of shares of Common Stock pursuant to the Offer to Exchange may be withdrawn at any time prior to the Expiration Date as provided in the Offer to Exchange. All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Name(s) and Addresses of Registered Holder(s) (Please fill-in)	Shares of Common Stock Tendered*

Total
* Common Stock may only be tendered in increments of 50 shares, with each 50 shares of Common Stock being exchangeable in the Offer for one share of Series H Preferred Stock having a liquidation preference of $10.00 per share of Series H Preferred Stock

IMPORTANT: THIS NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED
BY THE EXCHANGE AGENT PRIOR TO ONE MINUTE FOLLOWING 11:59 P.M. (12:00 MIDNIGHT), NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE SIGN HERE

X		2023
X		2023
X		2023
X		2023
Signature(s) of Holders	Date

Area Code and Telephone Number:

If a holder is tendering any shares of Common Stock, the above must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the shares of Common Stock or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title and provide proper evidence of such fiduciary’s authority to so act.

Please print name(s) and address(es)

Name(s)

Capacity:

Address:

☐ The Depository Trust Company (Check if shares will be tendered by book-entry transfer)

Account Number:

3

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.
GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, an “eligible guarantor institution” and member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the shares of Common Stock (or a confirmation of book-entry transfer of such shares of Common Stock into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and any other documents required by the Letter of Transmittal within two New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery. Participants should notify the Exchange Agent prior to covering through the submission of a physical security directly to the Exchange Agent based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

Name of Firm:
(Authorized signature)

Address:	Title:

Name:
(Please type or print)

(Zip Code)	Date
Area Code and Telephone Number:

PLACE MEDALLION GUARANTEE STAMP BELOW.